Exhibit 10.2

June 5, 2008

Board of Directors

Cambridge Heart, Inc.

100 Ames Pond Road

Tewksbury, Massachusetts 01876

Members of the Board:

This letter shall serve as submission of my resignation from the Board of Directors of Cambridge Heart, Inc. effective immediately. While my tenure has been short, my few meetings with the Board have provided me with substantial insight into the Board’s strategic objectives and contemplated direction for Cambridge Heart as to which I do not agree and, as such, I do not wish to remain a member of the Board of Directors going forward.

Very truly yours,

/s/ Louis Blumberg

Louis Blumberg